                          Service Plan and Agreement

                                    Between

                       Oppenheimer Multi Cap Value Fund

                            and

                      OppenheimerFunds Distributor, Inc.

                              For Class A Shares

Service  Plan and  Agreement  dated the 8th day of November,
2002, by and between  Oppenheimer  Multi Cap Value Fund (the
"Fund")  and   OppenheimerFunds   Distributor,   Inc.   (the
"Distributor").

1.   The Plan.  This Plan is the Fund's written service plan
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for its Class A Shares described in the Fund's  registration
statement   as  of  the  date   this  Plan   takes   effect,
contemplated  by and to comply with Rule 2830 of the Conduct
Rules of the National  Association  of  Securities  Dealers,
Inc., with which the Fund has agreed to comply.  Pursuant to this  Plan the Fund will  reimburse  the  Distributor  for a portion  of  its  costs  incurred  in  connection  with  the
personal   service  and  the   maintenance   of  shareholder
accounts   ("Accounts")   that  hold  Class  A  Shares  (the
"Shares")  of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities  of which it is the  issuer, according  to the terms of this  Plan.  The  Distributor  is
authorized   under   the  Plan  to  pay   "Recipients,"   as
hereinafter  defined,  for  rendering  services  and for the maintenance  of Accounts.  Such  Recipients  are intended to have certain rights as third-party  beneficiaries under this
Plan.

2.   Definitions.  As used in this Plan, the following terms
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shall have the following meanings:

     (a)  "Recipient"  shall mean any broker,  dealer,  bank
or  other  financial  institution  which:  (i) has  rendered
services  in  connection  with  the  personal   service  and
maintenance of Accounts;  (ii) shall furnish the Distributor
(on  behalf  of  the  Fund)  with  such  information  as the
Distributor   shall   reasonably   request  to  answer  such
questions as may arise  concerning  such service;  and (iii)
has been  selected by the  Distributor  to receive  payments under the Plan.  Notwithstanding  the foregoing,  a majority of the Fund's  Board of Trustees  (the  "Board") who are not
"interested  persons" (as defined in the Investment  Company
Act of 1940,  referred  to in this plan as the  "1940  Act")
and who have no direct or  indirect  financial  interest  in the operation of this Plan or in any agreements  relating to this  Plan  (the  "Independent  Trustees")  may  remove  any broker,  dealer,  bank or other  institution as a Recipient, whereupon such entity's rights as a third party  beneficiary hereof shall terminate.

     (b)  "Qualified   Holdings"   shall  mean,  as  to  any
Recipient,  all Shares owned  beneficially  or of record by:
(i) such Recipient,  or (ii) such customers,  clients and/or accounts  as to  which  such  Recipient  is a  fiduciary  or custodian or  co-fiduciary  or  co-custodian  (collectively, the  "Customers"),  but in no event shall any such Shares be deemed  owned by more than one  Recipient  for  purposes  of this Plan.  In the event that two entities  would  otherwise qualify as Recipients  as to the same Shares,  the Recipient which is the dealer of record on the Fund's  books  shall be deemed the  Recipient as to such Shares for purposes of this
Plan.

3.   Payments.
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     (a)  Under the Plan,  the Fund  will make  payments  to
the Distributor,  within  forty-five (45) days of the end of each calendar  quarter,  in the amount of the lesser of: (i)
0.25% on an annual basis of the average  during the calendar quarter  of the  aggregate  net  asset  value of the  Shares computed as of the close of each  business  day, or (ii) the
Distributor's  actual  expenses  under  the  Plan  for  that quarter of the type approved by the Board.  The  Distributor will use such fee received  from the Fund in its entirety to reimburse  itself for  payments  to  Recipients  and for its other  expenditures  and costs of the type  approved  by the
Board incurred in connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the
services   described  in  the   following   paragraph.   The
Distributor  may  make  Plan  payments  to  any  "affiliated person" (as defined in the 1940 Act) of the  Distributor  if such affiliated person qualifies as a Recipient.

          The  services to be  rendered  by the  Distributor
and Recipients in connection  with the personal  service and the  maintenance  of Accounts may include,  but shall not be limited to, the following:  answering routine inquiries from the  Recipient's  customers  concerning the Fund,  providing such  customers  with  information  on their  investment  in shares,  assisting in the  establishment  and maintenance of accounts  or  sub-accounts  in the Fund,  making  the Fund's investment  plans and dividend  payment  options  available, and providing such other  information  and customer  liaison services and the  maintenance of Accounts as the Distributor or the Fund may reasonably  request. It may be presumed that
a   Recipient   has   provided   services   qualifying   for
compensation  under the Plan if it has Qualified Holdings of
Shares to  entitle  it to  payments  under the Plan.  In the event that either the  Distributor  or the Board should have
reason  to  believe  that,   notwithstanding  the  level  of
Qualified  Holdings,   a  Recipient  may  not  be  rendering
appropriate services,  then the Distributor,  at the request of the  Board,  shall  require  the  Recipient  to provide a written  report or other  information  to  verify  that said
Recipient is providing  appropriate services in this regard.
If the  Distributor  still  is not  satisfied,  it may  take appropriate  steps to terminate  the  Recipient's  status as such under the Plan,  whereupon  such  entity's  rights as a third-party beneficiary hereunder shall terminate.

          Payments  received  by the  Distributor  from  the
Fund  under  the Plan  will not be used to pay any  interest expense,  carrying  charge  or  other  financial  costs,  or allocation of overhead of the Distributor,  or for any other purpose  other  than  for  the  payments  described  in this
Section  3.  The  amount  payable  to the  Distributor  each quarter  will be reduced to the  extent  that  reimbursement payments otherwise  permissible under the Plan have not been authorized  by the Board of Trustees for that  quarter.  Any unreimbursed  expenses  incurred  for  any  quarter  by  the
Distributor may not be recovered in later periods.

     (b)  The   Distributor   shall  make  payments  to  any
Recipient quarterly,  within forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the aggregate  net asset value of the Shares  computed as of the  close of each  business  day of  Qualified  Holdings
(excluding   Shares   acquired   in   reorganizations   with
investment companies for which OppenheimerFunds,  Inc. or an affiliate  acts as  investment  adviser  and which  have not adopted a  distribution  plan at the time of  reorganization with the Fund).  However,  no such payments shall be made to any  Recipient  for any such quarter in which its  Qualified
Holdings  do  not  equal  or  exceed,  at the  end  of  such quarter, the minimum amount ("Minimum Qualified  Holdings"), if any,  to be set from  time to time by a  majority  of the
Independent   Trustees.   A  majority  of  the   Independent
Trustees  may at any time or from time to time  increase  or decrease and  thereafter  adjust the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rate set forth  above,  and/or  increase or decrease the number of shares  constituting  Minimum Qualified  Holdings.
The  Distributor  shall notify all Recipients of the Minimum
Qualified  Holdings  and  the  rate  of  payments  hereunder applicable  to  Recipients,  and  shall  provide  each  such
Recipient  with written notice within thirty (30) days after
any   change  in  these   provisions.   Inclusion   of  such
provisions  or a  change  in such  provisions  in a  revised current prospectus shall be sufficient notice.

     (c)  Under   the   Plan,   payments   may  be  made  to
Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor (a subsidiary of OFI), from its own resources.

4.   Selection and  Nomination of Trustees.  While this Plan
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is in effect,  the selection or  replacement  of Independent
Trustees and the  nomination of those persons to be Trustees of the Fund  who are not  "interested  persons"  of the Fund shall be  committed  to the  discretion  of the  Independent
Trustees.  Nothing  herein  shall  prevent  the  Independent
Trustees from  soliciting  the views or the  involvement  of
others  in  such   selection  or  nomination  if  the  final
decision on any such  selection  and  nomination is approved by a majority of the incumbent Independent Trustees.

5.   Reports.  While this Plan is in effect,  the  Treasurer
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of the Fund  shall  provide  at least  quarterly  a  written report to the Fund's  Board for its  review,  detailing  the amount of all  payments  made  pursuant  to this  Plan,  the identity  of the  Recipient  of each such  payment,  and the purposes for which the payments were made.  The report shall state whether all  provisions of Section 3 of this Plan have been complied with. The Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with  respect to the personal  service and  maintenance of Accounts in  conjunction  with the Board's  annual review of the continuation of the Plan.

6.   Related Agreements.  Any agreement related to this Plan
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shall  be in  writing  and  shall  provide  that:  (i)  such agreement may be terminated at any time,  without payment of any  penalty,  by  vote  of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined  in the 1940 Act) of the Fund's  outstanding  Shares of the Class,  on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall automatically  terminate  in the  event of its  "assignment"
(as defined in the 1940 Act);  (iii) it shall go into effect when  approved  by a vote of the Board  and its  Independent
Trustees cast in person at a meeting  called for the purpose of  voting  on such  agreement;  and (iv) it  shall,  unless terminated as herein provided,  continue in effect from year to year  only so long as such  continuance  is  specifically approved at least annually by the Board and its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

7.   Effectiveness,    Continuation,    Termination   and
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Amendment.  This  Plan  has been  approved  by a vote of the
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Independent  Trustees cast in person at a meeting  called on
October  21,  2002 for the  purpose  of voting on this Plan.
Unless   terminated  as  hereinafter   provided,   it  shall
continue in effect until  renewed by the Board in accordance with  the Rule and  thereafter  from  year to year or as the
Board  may  otherwise  determine  but  only  so long as such continuance is specifically  approved at least annually by a vote of the  Board  and  its  Independent  Trustees  cast in person  at a meeting  called  for the  purpose  of voting on such  continuance.  This Plan may be  terminated at any time by vote of a majority of the Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  Class A voting  securities.
This Plan may not be  amended  to  increase  materially  the amount of payments to be made without  approval of the Class
A  Shareholders,  in the  manner  described  above,  and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

8.   Shareholder  and  Trustee  Liability  Disclaimer.   The
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Distributor  understands  and agrees that the obligations of
the  Fund  under  this  Plan  are  not   binding   upon  any
shareholder or Trustee of the Fund personally,  but only the
Fund and the Fund's  property.  The  Distributor  represents that it has notice of the  provisions of the  Declaration of
Trust of the Fund  disclaiming  Trustee and  shareholder and
Trustee liability for acts or obligations of the Fund.

                              Oppenheimer  Multi  Cap  Value
Fund

                                    /s/ Robert G. Zack
                              By:____________________________________
                                    Robert G. Zack Secretary

                              OppenheimerFunds  Distributor, Inc.

                                    /s/ Katherine P. Feld
                              By:____________________________________
                                    Katherine P. Feld
                                    Vice President